Exhibit 10.1

SEVENTH AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT TO LEASE (this “Amendment”) is dated for reference purposes only as of June 30, 2018 (the “Seventh Amendment Date”), by and between GI TC ONE WILSHIRE, LLC, a Delaware limited liability company (“Landlord”), and CORESITE ONE WILSHIRE, L.L.C., a Delaware limited liability company (formerly known as CRG West One Wilshire, L.L.C.) (“Tenant”).

RECITALS:

A.                                    Hines REIT One Wilshire L.P., a Delaware limited partnership (“Hines”) and Tenant entered into that certain Lease dated as of August 1, 2007 (the “Original Lease”), as amended by that certain: (i) First Amendment to Lease dated as of May 1, 2008 (the “First Amendment”) between Hines and Tenant; (ii) Second Amendment to Lease dated as of November 5, 2009 (the “Second Amendment”) between Hines and Tenant; (iii) Third Amendment to Lease dated as of June 15, 2011 (the “Third Amendment”) between Hines and Tenant; (iv) Fourth Amendment to Lease dated as of January 9, 2013 (the “Fourth Amendment”) between Hines and Tenant; (v) Fifth Amendment to Lease dated as of May 29, 2015 (the “Fifth Amendment”) between Landlord (as successor-in-interest to Hines) and Tenant; and (vi) Sixth Amendment to Lease dated as of April 29, 2016, between Landlord and Tenant (the “Sixth Amendment”).

B.                                    The Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment are collectively referred to herein as the “Existing Lease.”  Unless specifically indicated to the contrary, references in this Amendment to a definition in or section of the Original Lease shall mean such definition in or such section of the Original Lease as may have been amended in the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment or Sixth Amendment.

C.                                    Certain capitalized terms used in this Amendment are defined on Schedule 1, and an index of all capitalized terms used in this Amendment is attached as the last page.  Construction and interpretation matters with respect to this Amendment are governed by Section 21.

D.                                    Pursuant to the Existing Lease, as of the Seventh Amendment Date, (i) Tenant leases from Landlord certain premises consisting of approximately 159,447 rentable square feet inclusive of 2,301 rentable square feet in the Storage Space (the “Existing Premises”) within that certain office building located at 624 S. Grand Avenue, Los Angeles, California (the “Building”); (ii) Tenant has the right to use certain Conduits (as defined in Section 6.9.3 of the Original Lease) that existed in the Building as of the date of the Original Lease; (iii) Tenant is licensing space in the Building to install and use the First Amendment Additional Conduits, the Second Amendment CS Additional Conduits, the Second Amendment TWC Additional Conduits, the Third Amendment CS Conduit, the Fourth Amendment Conduits, the Fifth Amendment Conduits, and the Sixth Amendment Conduits (collectively the “Existing Amendment Conduits”) during their respective terms; and (iv) the Lease Term expires on July

31, 2022, the period of the Lease Term from and including August 1, 2017, through and including July 31, 2022, being defined in the Fourth Amendment as the Extended Term.

E.                                     From and after the Seventh Amendment Date, references to “this Lease” or “the Lease” in the Existing Lease, shall all mean and refer to the Existing Lease, as amended by this Amendment.

F.                                      By letter dated August 4, 2017, Tenant exercised its rights under Article 21 of the Original Lease to lease the First Offer Space identified by Landlord in a letter dated July 21, 2017 (the “July 2017 ROFO Notice”).  Subsequent to such August 4, 2017, exercise letter, Landlord and Tenant agreed to certain economic and non-economic terms with respect to the expansion of the Existing Premises and the Existing Amendment Conduits in addition to and, in some respects, different from those set forth in the July 2017 ROFO Notice.

G.                                    Landlord and Tenant now desire to amend the Existing Lease to:  (i) further extend (a) the Lease Term, and (b) each of the First Amendment Additional Conduit Term, the Second Amendment CS Additional Conduits Term, the Second Amendment TWC Additional Conduits Term, the Third Amendment CS Conduits Term, the Fourth Amendment Conduit Term, and the respective terms of each of the Fifth Amendment Conduits and the Sixth Amendment Conduits (collectively, the “Existing Amendment Conduit Terms”); (ii) provide for an expansion of the Premises to include a portion of the 15th floor of the Building containing approximately 17,238 rentable square feet as depicted on Exhibit A (“Suite 1500”); (iii) provide for the licensing of additional space in the Building for Tenant to install and use additional conduits; and (iv) modify various other terms and provisions of the Existing Lease, all as hereinafter provided.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Recitals Incorporated.  The Recitals set forth above are incorporated herein by this reference and shall be deemed terms and provisions hereof with the same force and effect as if fully set forth in this Section.

2.                                      Extension of Lease Term.

2.1                               The Lease Term is extended for a period of seven (7) years (the “Second Extended Term”) beginning on August 1, 2022 (the “Second Extended Term Commencement Date”) and ending on July 31, 2029 (the “Second Extended Term Expiration Date”), and the Existing Amendment Conduit Terms are each extended to expire on the Second Extended Term Expiration Date.

2.2                               All terms of the Existing Lease shall apply during the Second Extended Term, except that (i) the Base Rent and fixed monthly amounts payable by Tenant to Landlord shall be as specified in this Amendment, (ii) except as expressly provided in this Amendment, Landlord shall not be obligated to perform, provide or pay for any improvement, remodeling or refurbishment of the Premises, the Supplemental Areas and the Supplemental Equipment, and (iii) Tenant shall occupy and accept the Premises in its then “AS IS” condition as of the Second Extended Term Commencement Date.

2.3                               Tenant shall continue to have three (3) consecutive options to further extend the Lease Term for a period of five (5) years each with respect to the Premises or any Identified Portion, which shall be exercised by Tenant, if at all, pursuant to and in accordance with Section 2.2 of the Original Lease (except that the phrase “Articles 8.2 and 14 of this Lease” in the last sentence of Section 2.2.1 of the Original Lease is modified to be “Articles 8.3 and 14 of this Lease”).

2.4                               From and after the Seventh Amendment Date, Tenant’s Share with respect to the Premises other than Suite 1500 shall be 23.82% (being (i) 157,554 rentable square feet in the Premises (reflecting the exclusion of the Storage Space and Suite 1500), divided by (ii) 661,553 rentable square feet in the Building, stated as a percentage rounded to two decimals).  Tenant’s Share with respect to Suite 1500 is described in Section 4.5.

3.                                      Base Rent.  Notwithstanding anything to the contrary contained in the Existing Lease, during the Second Extended Term, Base Rent payable under the Lease for the Premises and other fixed monthly rent payable under the Lease for the Existing Amendment Conduits and the Seventh Amendment Conduits shall be as follows:

3.1                               Base Rent payable for the Existing Premises shall continue to be determined in accordance with Section 3.2 of the Original Lease, with the Adjustment Date to be the Second Extended Term Commencement Date and each anniversary thereof.

3.2                               Base Rent payable for Suite 1500 shall be as determined in accordance with Section 4.3.

3.3                               Fixed monthly rent payable under the Lease for the Existing Amendment Conduits shall be as determined in accordance with Exhibit I.

3.4                               Fixed monthly rent payable under the Lease for the Seventh Amendment Conduits shall be as determined in accordance with Section 14.

4.                                      Expansion of Premises with Suite 1500.  The Existing Premises shall be expanded to include Suite 1500 as follows:

4.1                               Delivery.  Landlord shall use commercially reasonable efforts to deliver Suite 1500 to Tenant (i) vacant, broom clean and free of all third party personal property; and (ii) with the Corridor Extension Work, the Asbestos Remediation Work and the Structural Work (collectively, the “Suite 1500 Work”) Substantially Completed not later than the date that is one hundred eighty (180) days after the date of Landlord’s signature to this Amendment.  Following the date Landlord delivers Suite 1500 to Tenant with the Suite 1500 Work Substantially Completed (the “Suite 1500 Delivery Date”), Landlord shall perform with respect to the restrooms on the fifteenth (15th) floor of the Building, all work required to cause such restrooms to comply with the Americans with Disabilities Act in effect as of the Suite 1500 Delivery Date and to the extent such requirements are imposed with respect to work performed by Tenant in

Suite 1500 prior to the Suite 1500 Commencement Date.  If prior to the Suite 1500 Delivery Date, Landlord reasonably determines or otherwise has knowledge that delivery of Suite 1500 in the condition required by this Section 4.1 (“Suite 1500 Delivery”) may not occur on or before the Suite 1500 Delivery Date, Landlord shall promptly provide Notice to Tenant of the reasons for and estimated length of the delay, and Landlord’s plan (if feasible) to address such delay.  If Suite 1500 Delivery has not occurred on or before the date that is 180 days after the Suite 1500 Delivery Date (the “Suite 1500 Outside Date”), Tenant shall have the right at any time after the Suite 1500 Outside Date, and prior to the earlier of 1500 Delivery or thirty (30) days after the Suite 1500 Outside Date, to elect not to lease Suite 1500 by delivery of Notice to Landlord, in which event this Section 4 shall terminate and all references in this Amendment to Suite 1500 shall be of no force or effect.  Notwithstanding anything to the contrary herein or in the Existing Lease, Tenant shall have the right to access, and Landlord shall provide Tenant with access to, Suite 1500 not later than September 15, 2018, for the purposes of performance of Tenant’s improvement work in Suite 1500, provided that (a) during such early access all terms of the Lease shall apply to Suite 1500 other than terms for the payment of Base Rent, Tenant’s Share of Direct Expenses payable with respect to Suite 1500, Tenant’s Suite 1500 Share of Condenser Water System Expenses and Tenant’s Suite 1500 Share of Supplemental Generators Expenses, and (b) such early access shall not impact the Suite 1500 Lease Term or the Suite 1500 Commencement Date.

4.2          Term.  The Lease Term with respect to Suite 1500 (the “Suite 1500 Term”) shall commence on the date (the “Suite 1500 Commencement Date”) that is the earlier of (i) the later of the date that is (a) one hundred eighty (180) days after Substantial Completion of the Suite 1500 Work, and (b) thirty (30) days after the date on which Power and Cooling Work Substantial Completion has occurred; or (ii) the date on which Tenant commences business operations in all or any part of Suite 1500, and shall expire concurrently with the expiration of the Second Extended Term.  During the Suite 1500 Term, except to the extent specifically provided for in Section 4, Suite 1500 shall be leased subject to all of the terms and conditions of the Lease applicable to the Premises.  During the period beginning on the Suite 1500 Delivery Date and ending on the day preceding the Suite 1500 Commencement Date, all terms of the Lease shall apply to Suite 1500 other than terms for the payment of Base Rent, Tenant’s Share of Direct Expenses payable with respect to Suite 1500, Tenant’s Suite 1500 Share of Condenser Water System Expenses and Tenant’s Suite 1500 Share of Supplemental Generators Expenses.

4.3                               Base Rent.  Base Rent for Suite 1500 shall (i) be payable in the amount of One Hundred Fifty Thousand Dollars ($150,000) per month for the first year of the Suite 1500 Term, (ii) increase on each annual anniversary of the Suite 1500 Commencement Date at the rate of three percent (3%) per annum on a cumulative and compounded basis, and (iii) so long as no Default is then continuing, shall be abated during the sixty (60) day period beginning on the Suite 1500 Commencement Date.

4.4                               Condition.  Except as specifically set forth in this Amendment, including with respect to the Power and Cooling Work, the Suite 1500 Work and the Suite 1500 Connection Allowance, Landlord shall not be obligated to perform, provide or pay for any improvements, work or services related to the improvement, remodeling or refurbishment of Suite 1500, and Tenant shall occupy and accept Suite 1500 in its “AS IS” condition.

4.5                               Tenant’s Share.  During the Suite 1500 Term, (i) Tenant’s Share with respect to Suite 1500 shall be 2.61% (calculated as 17,238 rentable square feet in Suite 1500, divided by 661,553 rentable square feet in the Building, stated as a percentage rounded to two decimals), and (ii) Tenant’s Share of Direct Expenses with respect to Suite 1500 shall be determined in accordance with Article 4 of the Original Lease using a Base Year of calendar year 2018.

5.                                      Supplemental Generators.

5.1                               Installation.  In accordance with Section 11, Landlord shall install, at Landlord’s sole cost and expense (and no portion of such costs or expenses of installation shall be passed through to Tenant, including as a Direct Expense or a Supplemental Generator Expense), and shall thereafter maintain in good order, condition and repair during the Suite 1500 Term, three (3) generators having the capacity and other specifications described in Part 1 of Exhibit B and installed in material compliance with the drawing attached hereto as Exhibit C, subject to modifications required to comply with Applicable Laws and to conform to field conditions (the “Supplemental Generators”); provided that Landlord shall deliver Notice to Tenant of all such modifications that impact Tenant’s connection to the Supplemental Generators or use of Suite 1500 Backup Power.

5.2                               Power.  The Supplemental Generators shall be available at all times during the Suite 1500 Term to provide electrical back-up power (“Suite 1500 Backup Power”) to Suite 1500 in the event electrical power is not available to Suite 1500 from the Base Electrical Systems (“Suite 1500 Primary Power”).

5.3          Capacity; Other Supplemental Generators.  The Supplemental Generators are anticipated to have at least the capacity, and be configured, as described in Part 1 of Exhibit B.  The capacity of the Supplemental Generators is subject to verification from time-to-time by Landlord’s engineer and such verification shall be made in accordance with the terms of this Section.  If Landlord’s engineer determines that the capacity of the Supplemental Generators is different from that described in Part 1 of Exhibit B, including because Landlord elects to make available, as described in the following sentence, supplemental generators in addition to the Supplemental Generators, then (i) such change in capacity shall be promptly confirmed in writing by Landlord to Tenant, and (ii) any adjustment of Tenant’s Share of Supplemental Generators Expenses shall be governed by Section 12.1.6.  Landlord may elect to make available to Suite 1500 back-up electrical power from supplemental generators in addition to the Supplemental Generators.  If Landlord so elects, then (a) such additional generators shall be included in the term Supplemental Generators and Landlord shall deliver notice of the same to Tenant at least thirty (30) days prior to the date such additional supplemental generators become operational in the event the same may adversely affect Tenant’s draw of power from the Supplemental Generators, and (b) any adjustment of Tenant’s Share of Supplemental Generators Expenses shall be governed by Section 12.1.6 and promptly confirmed in writing by Landlord to Tenant.

6.                                      Power Connection to Suite 1500.

6.1          Power Connection Work.  In accordance with Section 11, Landlord shall install, at Landlord’s sole cost and expense (and no portion of such costs or expenses of installation shall be passed through to Tenant, including as a Direct Expense) except as described in Section 6.2, and shall thereafter maintain in good order, condition and repair during the Lease Term, (i) medium voltage switchgear in the Suite 1610 Power Room necessary for Suite 1500 to draw Suite 1500 Primary Power and Suite 1500 Backup Power (the “Power Demarcation Point”); (ii) conduit and wiring from the Power Demarcation Point to Landlord’s switchgear located on the fourth floor of the Building; and (iii) the breakers connecting to Landlord’s switchgear located on the fourth (4th) floor of the Building (collectively, together with the Power Demarcation Point, the “Power Connection Components”).  The Power Connection Components shall have the specifications described in Part 3 of Exhibit B and shall be installed in material compliance with the drawing attached hereto as Exhibit C, subject to modifications required to comply with Applicable Laws and to conform to field conditions; provided that Landlord shall deliver Notice to Tenant of all such modifications that impact Tenant’s connection to the Power Demarcation Point or use of the other Power Connection Components or the Suite 1500 Primary Power or Suite 1500 Backup Power.  “Suite 1610 Power Room” means the approximately 1,463 square foot restricted access area on the 16th floor of the Building identified on Exhibit E as the Suite 1610 Power Room, which area shall accessible only by Landlord, Tenant and third parties escorted by Landlord.  The Suite 1610 Power Room is deemed to be a Supplemental Area and all equipment installed by Tenant within the Suite 1610 Power Room shall be deemed to be Supplemental Equipment.

6.2                               Suite 1500 Primary Power and Supplemental Generator Connection.  Following installation of the Supplemental Generators and the Power Connection Components, Tenant shall, at Tenant’s sole cost and expense, have the right (i) in accordance with plans and specifications therefor approved by Landlord pursuant to, and otherwise in accordance, with Article 8 of the Original Lease, to install in the Suite 1610 Power Room, and (ii) thereafter to use and maintain, unit substations and conduit and wiring (the “Suite 1500 Primary Power and Supplemental Generator Connection”) connecting Suite 1500 to the Power Demarcation Point exclusively for the purpose of accessing Suite 1500 Primary Power and Suite 1500 Backup Power.  Within thirty (30) days after a written request therefor, which request may not be delivered by Landlord prior to the date on which Power and Cooling Work Substantial Completion occurs, Tenant shall reimburse Landlord for $175,000 of the costs incurred by Landlord to purchase and install the Power Connection Components.

6.3          Suite 1500 Connection Allowance.  As an inducement for Tenant to enter into this Seventh Amendment (which inducement is intended to be a lease inducement for federal tax purposes), Landlord shall provide Tenant with an allowance in the amount of Five Hundred Thousand Dollars ($500,000) (the “Suite 1500 Connection Allowance”) in order to assist Tenant to pay for the cost of purchasing, installing and commissioning equipment materials and labor to complete the Suite 1500 Primary Power and Supplemental Generator Connection.  The Suite 1500 Connection Allowance shall be disbursed by Landlord only for equipment, materials and labor to complete the Suite 1500 Primary Power and Supplemental Generator Connection.  Landlord shall have no obligation to advance any portion of the Suite 1500 Connection Allowance until Landlord has approved the final plans and specifications, the contractor, and all subcontractors for the Suite 1500 Primary Power and Supplemental Generator Connection in accordance with this Amendment.  In order to receive a disbursement of the Suite 1500 Connection Allowance, Tenant shall deliver to Landlord a written request for disbursement, which written request shall be accompanied by:  (i) a copy of the invoices for which reimbursement is being sought; (ii) mechanics’ and materialmen’s lien releases from the contractor, all subcontractors and all materials suppliers for all work, labor, services and materials for which reimbursement is being sought, which lien releases shall be in form reasonably satisfactory to Landlord; and (iii) all other information reasonably requested by Landlord with respect to the subject work and the costs for which reimbursement is being sought.  Provided that:  (a) the foregoing information is delivered to Landlord; (b) the work and materials for which reimbursement is being sought have been completed in accordance with the final plans and specifications for the same approved by Landlord; and (c) no Default is then continuing, Landlord shall deliver a payment to Tenant in an amount equal to the amount set forth in Tenant’s subject request.  Landlord shall not be required to disburse pursuant to this Section any amount in excess of the Suite 1500 Connection Allowance.

6.4                               License.  Landlord hereby grants to Tenant a non-exclusive license during the Suite 1500 Term to access the Suite 1610 Power Room, the Power Demarcation Point and Tenant’s switch thereon and the path of the Suite 1500 Primary Power and Supplemental Generator Connection conduit and wiring for the purpose of maintaining the Suite 1500 Primary Power and Supplemental Generator Connection.  If after installation thereof Tenant desires to remove, replace, alter or otherwise modify any equipment or systems comprising the Suite 1500 Primary Power and Supplemental Generator Connection (such modification, the “Suite 1500 Primary Power and Supplemental Generator Connection Alteration Work”), except for an Increase in Capacity (which shall be governed by Section 7.5), Tenant shall deliver to Landlord a written request specifying such work and Tenant shall, at Tenant’s sole cost and expense, perform such work in accordance with plans and specifications therefor that are submitted by Tenant to Landlord with such request and approved by Landlord pursuant to, and otherwise in accordance with, Article 8 of the Original Lease.

7.                                      Suite 1500 Power.

7.1                               General.  At all times during the Suite 1500 Term, Landlord shall provide to, and Tenant shall have the right to utilize, Suite 1500 Primary Power through the Suite 1500 Primary Power and Supplemental Generator Connection up to, but not exceeding, 2,100 KW of electrical power at 4,160 volts, 3 phase wiring (the “Maximum Allocation of Suite 1500 Power”) for Tenant’s operations in Suite 1500, including the Suite 1500 CRAC Units.  In the event of an interruption in the provision of Suite 1500 Primary Power, Tenant’s draw of Suite 1500 Backup Power may not exceed the Maximum Allocation of Suite 1500 Power.

7.2                               Metering; Payment.  Tenant shall, at its sole cost and expense, install devices that allow Landlord to separately measure the volume of Suite 1500 Primary Power.  Work performed by Tenant under this Section shall be performed by Tenant at its sole cost and expense and pursuant to plans and specifications submitted to and approved by Landlord pursuant to, and otherwise in accordance with, Article 8 of the Original Lease.  Tenant shall pay to Landlord, within thirty (30) days after receipt of an invoice therefor, all charges for electrical power usage shown by such measuring devices.

7.3                               Limitation on Landlord Obligations.  Notwithstanding anything to the contrary contained in the Lease, Landlord’s obligation to provide electrical power to Suite 1500 from the Base Electrical Systems and the Supplemental Generators shall be subject to any limitations due to applicable electrical code requirements regarding circuit breaker protection and/or any other Applicable Laws and Force Majeure Events.  Tenant acknowledges and agrees that, except for Landlord’s obligation to install the Supplemental Generators and the Power Connection Components and pay the Suite 1500 Connection Allowance, Landlord shall have no obligation to perform, provide, or pay for any taps, circuit breakers, automatic transfer switches, electrical panels, ducts, conduits, wiring, cables, connection equipment or distribution equipment, or any alterations, upgrades, replacements, additions, and/or improvements of or to the Base Electrical Systems, the Supplemental Generators or any Supplemental Equipment necessary or desirable for Suite 1500 to draw all or any portion of the Suite 1500 Primary Power or the Suite 1500 Backup Power.

7.4                               Limitation on Reallocation of Power.  Notwithstanding anything to the contrary set forth in the Lease, Tenant shall not (i) reallocate to Suite 1500 (a) all or any portion of the electrical power from the Base Electrical Systems allocated to other portions of the Premises; or (b) in the event of an interruption in the provision of Suite 1500 Primary Power, all or any portion of electrical power from the Generators (as defined in Section 11.1 of the Fourth Amendment); or (ii) reallocate to any other portion of the Premises (a) all or any portion of the Suite 1500 Primary Power, or (b) in the event of an interruption in the provision of electrical power to other portions of the Premises, all or any portion of the Suite 1500 Backup Power.

7.5                               Increase in Capacity.  Tenant shall not modify any element of the Building or improvement or equipment located therein so as to increase the volume of electrical power which may be supplied to Suite 1500 from the Base Electrical Systems and/or from the Supplemental Generators beyond the Maximum Allocation of Suite 1500 Power (each, an “Increase in Capacity”) without Landlord’s consent, which consent shall be granted or withheld in Landlord’s sole discretion.

8.                                      Maximum Building Power Amount, Maximum Generator Power Amount, Riser Allocation Amount and Generator Allocation Amount.  During the Second Extended Term, the Maximum Building Power Amount, the Maximum Generator Power Amount, the Riser Allocation Amount, and the Generator Allocation Amount shall remain unchanged from the same amounts in place immediately prior to the Second Extended Term Commencement Date regardless of the expiration of the Lease Term with respect to the RP Eliminated Space (as defined in Section 2.2 of the Sixth Amendment).

9.                                      Use of U2 Riser.  Section 11.10.1.2 of the Fourth Amendment is amended and restated in its entirety to read as follows:

“Tenant shall have the right to draw up to, but not exceeding, 2,500 amps of Power from the U2 Riser for Tenant’s use in any or all of the Draw Space that Tenant elects to be served by the U2 Riser (and, as to Draw Space other than the Direct Power Suites, that Tenant connects to the U2 Riser pursuant to this Section 11) only in the case of maintenance on the U-5 Riser and subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed, except in an emergency, in which event no such approval shall be required but Tenant shall deliver notice to Landlord of such connection as soon as reasonably practical.  Tenant’s right to draw such Power from the U2 Riser shall include the right to draw up to 2,500 amps of Power from each of bus duct risers “U2a” and “U2b” so long as Tenant’s draw of Power from the U2 Riser supplied by a public utility provider does not exceed 2500 amps.”

10.                               Condenser Water System.

10.1                        Installation.  Landlord shall install, at Landlord’s sole cost and expense (and no portion of such costs or expenses of installation shall be passed through to Tenant, including as a Direct Expense or a Condenser Water Expense), and thereafter maintain in good order, condition and repair during the Suite 1500 Term, a condenser water system in the Building having the capacity and other specifications described in Part 2 of Exhibit B and installed in material compliance with the depiction on Exhibit D, subject to modifications required to comply with Applicable Laws and to conform to field conditions (the “Condenser Water System”); provided that Landlord shall deliver Notice to Tenant of all such modifications that impact Tenant’s connection to the Condenser Water System or use of condenser water from the Condenser Water System in and with respect to Suite 1500 (“Suite 1500 Condenser Water”).

10.2                        Suite 1500 Condenser Water.  At all times during the Suite 1500 Term, Landlord shall make available, and Tenant shall have the right to utilize, only for purposes of serving Suite 1500, up to, but not exceeding, four hundred fifty-one (451) tons of Suite 1500 Condenser Water plus, when required by outside environmental conditions, the compressor energy of the cooling units that meet the Building standard performance criteria (the “Maximum Allocation of Suite 1500 Cooling Capacity”).

10.3        Capacity.  The Condenser Water System is anticipated to initially have at least one thousand one hundred (1,100) tons of cooling capacity and, at Landlord’s election, may be expanded in the future.  The capacity of the Condenser Water System is subject to verification from time-to-time by Landlord’s engineer and such verification shall be made in accordance with the terms of this Section.  If Landlord’s engineer determines that the capacity of the Condenser Water System is different from that described in this Section 10.3, including as a result of Landlord expanding the capacity of the Condenser Water System, then (i) such change in capacity shall be promptly confirmed in writing by Landlord to Tenant, and (ii) any adjustment of Tenant’s Share of Condenser Water System Expenses shall be governed by Section 12.1.5.  Notwithstanding the above, during the Suite 1500 Term, Suite 1500 shall be allocated the Maximum Allocation of Suite 1500 Cooling Capacity.  In no event shall Tenant use more than the Maximum Allocation of Suite 1500 Cooling Capacity from the Condenser Water System.

10.4                        Metering.  Tenant shall, at its sole cost and expense, install devices in accordance with plans and specifications for the same approved by Landlord pursuant to, and otherwise in accordance with, Article 8 of the Original Lease that allow Landlord to separately measure the volume of Suite 1500 Condenser Water.  Landlord reserves the right to audit Tenant’s use of Suite 1500 Condenser Water.

10.5                        Suite 1500 CRAC Units.

10.5.1              Tenant shall be solely responsible, at Tenant’s cost and expense, for providing all computer room air conditioning units to serve the Suite 1500 (the “Suite 1500 CRAC Units”).  Landlord shall have no obligation to provide any Suite 1500 CRAC Units or any other heating, ventilation or air conditioning for Suite 1500 other than permitting Tenant to connect the Suite 1500 CRAC Units to the Condenser Water System.  Electrical usage for the Suite 1500 CRAC Units shall be part of the Suite 1500 Premises Power.

10.5.2              Tenant shall have the right to (i) install Suite 1500 CRAC Units in Suite 1500 of such size, weight and other specifications as Tenant reasonably determines necessary for the proper heating, ventilation and cooling of Suite 1500, provided that the size, weight and all other specifications of such Suite 1500 CRAC Units are compatible with the Building Systems, meet the then applicable Building standards for data center tenants, and meet the load requirements of the Building, and (ii) operate the Suite 1500 CRAC Units twenty-four (24) hours per day, seven (7) days per week.  The installation of the Suite 1500 CRAC Units shall be performed at Tenant’s sole cost and expense by a contractor reasonably approved by Landlord, pursuant to plans and specifications for the same approved by Landlord pursuant to, and otherwise in accordance with, Article 8 of the Original Lease.  Tenant shall, at Tenant’s sole cost and expense, cause Suite 1500 CRAC Units to be and remain in a good working order and condition during the Suite 1500 Term.  In addition, Tenant shall, at its cost, obtain and maintain property insurance with respect to the Suite 1500 CRAC Units in accordance with Section 9.3 of the Original Lease.

10.6                        Suite 1500 Condenser Water Over-Load Condition.

10.6.1              Generally.  A “Suite 1500 CW Over-Load Condition” shall mean that Tenant’s actual draw of Suite 1500 Condenser Water exceeds the Maximum Allocation of Suite 1500 Cooling Capacity.  Tenant acknowledges and agrees that (i) Landlord’s provision of condenser water from the Condenser Water System, including, without limitation, to the premises of the other tenants and occupants of the Building, is integral to the operation and management of the Building and the business operations of the other tenants and occupants of the Building, (ii) the occurrence of a Suite 1500 CW Over-Load Condition may cause or result in interruptions in Landlord’s provision of condenser water to the premises of other tenants and occupants of the Building, and (iii) accordingly, it is of the utmost importance to Landlord that a Suite 1500 CW Over-Load Condition does not occur.  In connection with the foregoing, Tenant shall (a) prudently monitor Tenant’s draw of Suite 1500 Condenser Water, and (b) avoid the occurrence of a Suite 1500 CW Over-Load Condition at any time and cause the immediate cessation of any Suite 1500 CW Over-Load Condition which occurs.

10.6.2              Landlord’s Remedies.  If a Suite 1500 CW Over-Load Condition occurs, then, in addition to any other rights and remedies Landlord may have under the Lease, at law and/or in equity, the following shall apply:  (i) Tenant shall take such actions as are necessary to cause the cessation of such Suite 1500 CW Over-Load Condition as soon as possible after Tenant has knowledge thereof; and (ii) Tenant shall indemnify, defend, protect, and hold harmless Landlord and the Landlord Parties from and against all Claims to the extent arising from the occurrence of such Suite 1500 CW Over-Load Condition.  If a Suite 1500 CW

Over-Load Condition continues for more than 48 consecutive hours after Landlord delivers notice to Tenant thereof, then Landlord may, without further notice, take such actions as are necessary in Landlord’s sole and absolute discretion, to cause the cessation of such Suite 1500 CW Over-Load Condition (including shutting off condenser water to the connections through which Tenant draws Suite 1500 Condenser Water) (any such action by Landlord, a “Landlord CW Curative Action”).  If Landlord takes any Landlord CW Curative Action, then Tenant shall, within 30 days after Tenant’s receipt of an invoice therefor, reimburse Landlord for all actual, out-of-pocket costs incurred by Landlord in taking such Landlord CW Curative Action, plus interest thereon at 10% per annum from the date incurred.  If a Suite 1500 CW Over-Load Condition occurs more than 2 times during any consecutive 12 month period, then within 10 days after Tenant’s receipt of a written request from Landlord therefor, Tenant shall modify the connections to Suite 1500 from the Condenser Water System such that, after the completion of such work, a Suite 1500 CW Over-Load Condition cannot physically occur (such work, a “Tenant Suite 1500 Condenser Water Action”).  Each Tenant Suite 1500 Condenser Water Action shall be performed by Tenant, at Tenant’s cost and expense, pursuant to and in accordance with Article 8 of the Original Lease and the applicable provisions of Section 2.1 of the Summary and Section 6.9 of the Original Lease.

10.6.3              Indemnification.  Tenant agrees that, to the extent not prohibited by Applicable Laws and other than to the extent arising out of the gross negligence or willful misconduct of Landlord or the Landlord Parties (but subject to the applicable waiver and limitations in Section 9.4 of the Original Lease), Landlord and the Landlord Parties shall not be liable for, and are hereby released from any responsibility for, any and all costs, damages, expenses, fines, fees, injuries, liabilities and losses sustained by Tenant or the Tenant Parties, or by other persons claiming through Tenant or the Tenant Parties, as a result of or in connection with any Landlord CW Curative Action.

11.                               Timing for Performance of Power and Cooling Work.  Landlord shall use commercially reasonable efforts to cause Power and Cooling Work Substantial Completion to occur by January 14, 2019, subject to extension for periods of Force Majeure Events and Tenant Delays (such date, as extended by Force Majeure Events and Tenant Delays, the “Target Power and Cooling Work Completion Date”).  “Power and Cooling Work” means the installation of the Condenser Water System, the Supplemental Generators and the Power Connection Components.  “Power and Cooling Work Substantial Completion” means (i) the Condenser Water System is operational and capable to provide the Maximum Allocation of Suite 1500 Cooling Capacity to Suite 1500, (ii) the Supplemental Generators and the Power Connection Components are operational and capable to provide the Maximum Allocation of Suite 1500 Power and Suite 1500 Backup Power to the Suite 1610 Power Room, and (iii) the Power Connection Components are operational and capable to permit Tenant to install and operate the Suite 1500 Primary Power and Supplemental Generator Connection and draw Suite 1500 Primary Power and Suite 1500 Back-up Power.  “Tenant Delay” shall mean any actual delay in the completion of work to be performed by Landlord caused solely and directly a result of:  (a) Tenant’s written request for changes to the specifications or other matters on Exhibit B, Exhibit C and/or Exhibit D attached hereto; (b) Tenant’s written request for changes in the subject work or other improvements or equipment in the Building which Landlord agrees to make, with no obligation of Landlord to do so; (c) Tenant’s failure to comply with the terms of the Lease; (d) any written request by Tenant that Landlord delay the work or any portion thereof which

Landlord agrees to accommodate, with no obligation of Landlord to do so; or (e) any other act or omission of Tenant or any other Tenant Party.  If Power and Cooling Work Substantial Completion does not occur on or before the Target Power and Cooling Work Completion Date, then Landlord will provide Tenant with a credit against Base Rent for Suite 1500 next payable by Tenant in an amount equal to 1/365th of the annual rate of Base Rent for Suite 1500 payable for the first year of the Suite 1500 Term, for each day which occurs during the period beginning on the day immediately following the Target Power and Cooling Work Completion Date and ending on the day which immediately precedes the day on which Power and Cooling Work Substantial Completion occurs; provided, however, in no event shall such period of credit exceed thirty (30) days, and Landlord shall not have any other liability to Tenant and this Amendment shall not be rendered void or voidable as a result thereof.  Notwithstanding the foregoing or anything to the contrary in the Lease, if Power and Cooling Work Substantial Completion has not occurred on or before the date that is 180 days after the Target Power and Cooling Work Completion Date (the “P&C Outside Date”), Tenant shall have the right at any time after the P&C Outside Date, and prior to the earlier of the occurrence of Power and Cooling Work Substantial Completion or thirty (30) days after the P&C Outside Date, to elect not to lease Suite 1500 by delivery of Notice to Landlord, in which event Section 4 and all references in this Amendment to Suite 1500 shall be of no force or effect.

12.                               Condenser Water System Expenses and Supplemental Generators Expenses.

12.1                        The following terms shall have the meanings hereinafter set forth:

12.1.1              “Amortization Interest Rate” shall mean ten percent (10%) per annum.

12.1.2              “Condenser Water System Expenses” shall mean all expenses, costs and amounts which Landlord shall incur during any Suite 1500 Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Condenser Water System, including, without limitation, any amounts paid for:  (i) the cost of electricity and water to operate the Condenser Water System, (ii) the cost of supplies and equipment and maintenance and service contracts in connection therewith; (iii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which affect the same; (iv) fees, charges and other costs of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the same; (v) annual amortization (including interest on the unamortized cost at the Amortization Interest Rate of the cost of acquiring, or the rental expense of renting, personal property used in the maintenance, operation and repair of the Condenser Water System (if the personal property is not used exclusively for the Condenser Water System then only the costs associated with the proportionate share actually used for the Condenser Water System shall be included); (vi) a reasonable allocation of compensation payable to the Building engineers reflecting the actual work of such engineers solely with respect to the Condenser Water System; and (vii) annual amortization (including interest on the unamortized cost at the Amortization Interest Rate) of the cost of any capital alterations, capital additions, capital repairs and capital improvements (a) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Condenser Water System (collectively, the “Condenser Water System Cost

Saving Capital Items”), (b) made to the Condenser Water System after the Seventh Amendment Date that are required under any Applicable Laws not in effect on the Seventh Amendment Date, or (c) which are reasonably determined by Landlord to be reasonably required after the Substantial Completion of the Condenser Water System to maintain the functionality of the Condenser Water System in a first-class condition.  All costs described in Section 12.1.2(vii) and the amortization of any other capital expenditures allowable as Condenser Water System Expenses under this Section 12.1.2 shall be amortized over the useful life of the particular capital item in question as Landlord shall reasonably determine in accordance with standard real estate, telecommunications, and information technology management and accounting practices consistently applied by Landlord in accordance with industry standard management and accounting practices used by landlords of telecommunications hotels that also contain office space and are located in the continental United States (the “Comparable Expense Practices”); provided, however, that if the annual amortized cost of any Condenser Water System Cost Saving Capital Item during any Suite 1500 Expense Year pursuant to the foregoing useful life amortization formula is less than the anticipated reduction in Condenser Water System Expenses for such Suite 1500 Expense Year resulting from such Condenser Water Cost Saving Capital Item, the entire anticipated reduction amount may be included in Condenser Water System Expenses for such Suite 1500 Expense Year (but in no event shall the aggregate amount of any such anticipated cost reduction for a particular Condenser Water Cost Saving Capital Item which may be included in Condenser Water System Expenses after the installation of such Condenser Water Cost Saving Capital Item pursuant to the foregoing exceed the total cost of such Condenser Water Cost Saving Capital Item).

If, during all or any part of any Suite 1500 Expense Year, Landlord does not furnish condenser water service (the cost of which, if performed by Landlord, would be included in Condenser Water System Expenses) to a tenant in the portion of the Building being served by the Condenser Water System, Condenser Water System Expenses shall be deemed to be increased by an amount equal to the Condenser Water System Expenses that would reasonably have been incurred by Landlord during such period if Landlord had furnished such service to such tenant.  In addition, if the portion of the Building being served by the Condenser Water System is less than 100% occupied during all or a portion of any Suite 1500 Expense Year, Landlord shall make an appropriate adjustment to the variable components of Condenser Water System Expenses for such Suite 1500 Expense Year or applicable portion thereof, in accordance with Comparable Expense Practices to determine the amount of Condenser Water System Expenses that would have been paid had such portion of the Building been 100% occupied; and the amount so determined shall be deemed to have been the amount of Condenser Water System Expenses for such Suite 1500 Expense Year, or applicable portion thereof.  The foregoing gross-up provisions shall not permit Landlord to make a profit by charging items to Condenser Water System Expenses or to recover more than 100% of the Condenser Water System Expenses actually incurred, it being agreed that accrued interest on amortization of amounts included in Condenser Water System Expenses as permitted above shall be deemed costs incurred.  Notwithstanding the foregoing, Condenser Water System Expenses shall not include the following:  (A) costs of any items (including, for the repair of damage to the Condenser Water System for items which are reimbursable under any contractor, manufacturer or supplier warranty) to the extent Landlord receives reimbursement from insurance or condemnation proceeds, or from a contractor, manufacturer, supplier or any other third party pursuant to any warranty or otherwise (other than reimbursement by tenants pursuant to the Condenser Water

System Expenses pass-through provisions of their respective leases); such proceeds shall be credited to Condenser Water System Expenses in the Suite 1500 Expense Year in which received; (B) interest, penalties or other costs arising out of Landlord’s failure to make timely payment of any item that is included in Condenser Water System Expenses; (C) any Direct Expenses or Supplemental Generators Expenses; or (D) amounts excluded from Direct Expenses under Section 4.2.9 of the Original Lease or from Supplemental Generators Expenses under Section 12.1.4 (A) or (B).  Condenser Water System Expenses shall not be included in Direct Expenses or Supplemental Generators Expenses.

12.1.3              “Suite 1500 Expense Year” shall mean each calendar year in which any portion of the Suite 1500 Term falls, through and including the calendar year in which the Suite 1500 Premises Term expires or is terminated.

12.1.4              “Supplemental Generators Expenses” shall mean and include all expenses, costs and amounts which Landlord shall incur during any Suite 1500 Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Supplemental Generators, including, without limitation, any amounts paid for: (i) the cost of fuel to operate the Supplemental Generators, (ii) the cost of supplies and equipment and maintenance and service contracts in connection therewith; (iii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which affect the same; (iv) fees, charges and other costs of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the same; (v) annual amortization (including interest on the unamortized cost at the Amortization Interest Rate) of the cost of acquiring, or the rental expense of renting, personal property used in the maintenance, operation and repair of the Supplemental Generators (if the personal property is not used exclusively for the Supplemental Generators then only the costs associated with the proportionate share actually used for the Supplemental Generators shall be included); (vi) a reasonable allocation of compensation payable to the Building engineers reflecting the actual work of such engineers solely with respect to the Supplemental Generators; and (vii) annual amortization (including interest on the unamortized cost at the Amortization Interest Rate) of the cost of any capital alterations, capital additions, capital repairs and capital improvements (a) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Supplemental Generators (collectively, the “Supplemental Generators Cost Saving Capital Items”), (b) made to the Supplemental Generators after the Seventh Amendment Date that are required under any Applicable Laws not in effect on the Seventh Amendment Date, or (c) which are reasonably determined by Landlord to be reasonably required after Substantial Completion of the Supplemental Generators to maintain the functionality of the Supplemental Generators in a first-class condition.  All costs described in Section 12.1.4(vii) and the amortization of any other capital expenditures allowable as Supplemental Generators Expenses under this Section 12.1.4 shall be amortized over the useful life of the particular capital item in question as Landlord shall reasonably determine in accordance with Comparable Expense Practices; provided, however, that if the annual amortized cost of any Supplemental Generators Cost Saving Capital Item during any Suite 1500 Expense Year pursuant to the foregoing useful life amortization formula is less than the anticipated reduction in Supplemental Generators Expenses for such Suite 1500 Expense Year resulting from such Supplemental Generators Cost Saving Capital Item, the entire anticipated reduction amount may be included in Supplemental

Generators Expenses for such Suite 1500 Expense Year (but in no event shall the aggregate amount of any such anticipated cost reductions for a particular Supplemental Generators Cost Saving Capital Item which may be included in Supplemental Generators Expenses after the installation of such Supplemental Generators Cost Saving Capital Item pursuant to the foregoing exceed the total cost of such Supplemental Generators Cost Saving Capital Item).

Notwithstanding the foregoing, Supplemental Generators Expenses shall not include the following:  (A) costs of any items (including, for the repair of damage to the Supplemental Generators for items which are reimbursable under any contractor, manufacturer or supplier warranty) to the extent Landlord receives reimbursement from insurance or condemnation proceeds, or from a contractor, manufacturer, supplier or any other third party pursuant to any warranty or otherwise (other than reimbursement by tenants pursuant to the Supplemental Generators Expenses pass-through provisions of their respective leases); such proceeds shall be credited to Supplemental Generators Expenses in the Suite 1500 Expense Year in which received; (B) interest, penalties or other costs arising out of Landlord’s failure to make timely payment of any item that is included in Supplemental Generators Expenses; (C) any Direct Expenses or Condenser Water System Expenses; or (D) amounts excluded from Direct Expenses under Section 4.2.9 of the Original Lease or from Condenser Water System Expenses under Section 12.1.2 (A) or (B).  Supplemental Generators Expenses shall not be included in Direct Expenses or Condenser Water System Expenses.

12.1.5              “Tenant’s Suite 1500 Share of Condenser Water System Expenses” shall mean 41.00%, calculated by dividing the Maximum Allocation of Suite 1500 Premises Condenser Water (i.e. 451 tons), by the total capacity of the Condenser Water System (i.e. 1,100 tons), and stating such amount as a percentage rounded to two decimals.  If Landlord’s engineer determines under Section 10.3 that the capacity of the Condenser Water System has changed, then Tenant’s Suite 1500 Share of Condenser Water System Expenses shall be appropriately adjusted to reflect any such change.  If Tenant’s Suite 1500 Share of Condenser Water System Expenses is adjusted pursuant to the foregoing, Tenant’s Suite 1500 Share of Condenser Water System Expenses for the Suite 1500 Expense Year in which such adjustment occurs shall be determined on the basis of the number of days during such Suite 1500 Expense Year that such adjusted Tenant’s Suite 1500 Share of Condenser Water System Expenses was in effect.  Notwithstanding anything in the Lease to the contrary, if Landlord’s engineer determines under Section 10.3 that the capacity of the Condenser Water System has increased, then (i) Tenant’s Suite 1500 Share of Condenser Water System Expenses shall not be modified to reflect such increase, and (ii) Tenant shall in no event have any liability for any costs or expenses associated with any increase in the capacity of the Condenser Water System.

12.1.6              “Tenant’s Suite 1500 Share of Supplemental Generators Expenses” shall mean 30.11%, calculated by dividing the sum of the Maximum Allocation of Suite 1500 Premises Power (i.e. 2,100 KW) and 33.33% of the Maximum Allocation of Suite 1500 Premises Power (i.e. 700 KW), by the total capacity of the Supplemental Generators (i.e. 9,300 KW), and stating such amount as a percentage rounded to two decimals.  If Landlord’s engineer determines under Section 5.3 that the capacity of the Supplemental Generators has changed, then Tenant’s Suite 1500 Share of Supplemental Generators Expenses shall be appropriately adjusted to reflect any such change.  If Tenant’s Suite 1500 Share of Supplemental Generators Expenses is adjusted pursuant to the foregoing, Tenant’s Suite 1500

Share of Supplemental Generators Expenses for the Suite 1500 Expense Year in which such adjustment occurs shall be determined on the basis of the number of days during such Suite 1500 Expense Year that such adjusted Tenant’s Suite 1500 Share of Supplemental Generators Expenses was in effect.  Notwithstanding anything in the Lease to the contrary, if (i) Landlord elects to make available to Suite 1500 back-up electrical power from supplemental generators in addition to the Supplemental Generators, or (ii) Landlord’s engineer determines under Section 5.3 that the capacity of the Supplemental Generators has changed, then (a) Tenant’s Suite 1500 Share of Supplemental Generators Expenses shall not be modified to reflect such increase, and (b) Tenant shall in no event have any liability for any costs or expenses associated with any increase in the capacity of the Supplemental Generators or as a result of Landlord electing to make available to Suite 1500 back-up electrical power from supplemental generators in addition to the Supplemental Generators.

12.2                        Statement of Actual Condenser Water System Expenses and Supplemental Generators Expenses.  Within approximately one hundred fifty (150) days after the end of each Suite 1500 Expense Year, Landlord shall give to Tenant a statement (the “SGE And CWSE Statement”) which shall state the amount of Condenser Water System Expenses and Supplemental Generators Expenses actually incurred or accrued for such Suite 1500 Expense Year.  Within thirty (30) days after Tenant’s receipt of a SGE And CWSE Statement, Tenant shall pay to Landlord the difference, if any, between (i) the actual amount of Tenant’s Suite 1500 Share of Condenser Water System Expenses and Tenant’s Suite 1500 Share of Supplemental Generators Expenses (collectively, “Actual Tenant’s Suite 1500 Share”) for the applicable Suite 1500 Expense Year as shown on the SGE And CWSE Statement, and (ii) the amounts paid by Tenant as Estimated SGE And CWSE Pass-Throughs with respect to such Suite 1500 Expense Year.  If any SGE And CWSE Statement reflects that the amount of Estimated SGE And CWSE Pass-Throughs paid by Tenant for such Suite 1500 Expense Year is greater than the Actual Tenant’s Suite 1500 Share for such Suite 1500 Expense Year, then Landlord shall, at its option, either credit such overpayment toward Tenant’s next Rent payment(s) then due and payable under the Lease, or remit such overpayment to Tenant within thirty (30) days after such SGE and CWSE Statement is delivered to Tenant.  Even if the Suite 1500 Term has expired or terminated and Tenant has vacated Suite 1500, if the SGE And CWSE Statement for the Suite 1500 Expense Year in which Suite 1500 Term expires or terminates reflects that the amount of Estimated SGE And CWSE Pass-Throughs paid by Tenant for such Suite 1500 Expense Year is greater than or less than the Actual Tenant’s Suite 1500 Share for such Suite 1500 Expense Year, then within thirty (30) days after Landlord’s delivery of such SGE And CWSE Statement to Tenant, Landlord shall refund to Tenant any such overpayment, or Tenant shall pay to Landlord any such underpayment, as the case may be.

12.3                        Statement of Estimated Condenser Water System Expenses and Supplemental Generators Expenses. Landlord shall give Tenant a yearly expense estimate statement (the “Estimated SGE And CWSE Statement”) itemized on a line-item by line-item basis, which shall set forth Landlord’s reasonable and good faith estimate of the amounts Tenant’s Suite 1500 Share of the Condenser Water System Expenses and Tenant’s Suite 1500 Share of Supplemental Generators Expenses for the new Suite 1500 Expense Year (the “Estimated SGE And CWSE Pass-Throughs”). The failure of Landlord to timely furnish an Estimated SGE And CWSE Statement for any Suite 1500 Expense Year shall not preclude Landlord from enforcing its rights under this Section 12.  Within sixty (60) days after receipt of an Estimated SGE And CWSE Statement, Tenant shall pay to Landlord with the monthly Base Rent installments, monthly installments of one-twelfth (1/12) of the Estimated SGE And CWSE Pass-Throughs set forth in the Estimated SGE And CWSE Statement; provided, however, if an Estimated SGE And CWSE Statement is delivered to Tenant after the start of a new Suite 1500 Expense Year, Tenant shall pay to Landlord starting with its first installment of Base Rent due forty-five (45) days after receipt of the Estimated SGE And CWSE Statement, monthly installments calculated, as a fraction of the Estimated SGE And CWSE Pass-Throughs for the then-current Suite 1500 Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section) having as its numerator the number of months which have elapsed in such current Suite 1500 Expense Year to the month of such payment, both months inclusive, and twelve (12) as its denominator.  If at any time Landlord determines in good faith that the sum of Tenant’s Suite 1500 Share of Condenser Water System Expenses and Tenant’s Suite 1500 Share of Supplemental Generators Expenses for an Suite 1500 Expense Year is projected to vary from the then Estimated SGE And CWSE Pass-Throughs for such Suite 1500 Expense Year by more than 5%, Landlord may, by notice to Tenant, revise the applicable Estimated SGE And CWSE Statement, and Tenant’s monthly installments for the remainder of such Suite 1500 Expense Year, starting with the monthly installment due with Tenant’s first installment of Base Rent due forty-five (45) days after receipt of the revised Estimated SGE And CWSE Statement, shall be adjusted so that by the end of such Suite 1500 Expense Year Tenant shall have paid to Landlord the Estimated SGE And CWSE Pass-Throughs as reflected in such revised Estimated SGE And CWSE Statement; provided that Landlord shall have the right to deliver a revised Estimated SGE And CWSE Statement only once with respect to each Suite 1500 Expense Year.  Until a new Estimated SGE And CWSE Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the Estimated SGE And CWSE Pass-Throughs set forth in the Estimated SGE And CWSE Statement most recently delivered by Landlord to Tenant.

12.4                        Landlord’s Books and Records.  Section 4.6 of the Original Lease shall apply with respect to each Suite 1500 Expense Year and each SGE And CWSE Statement.

13.                               Second Amendment TWC Additional Conduits.

13.1                        Term.  The Second Amendment TWC Additional Conduits Term is further extended for the period (the “Second Amendment TWC Additional Conduits Second Extended Term”) commencing retroactively on September 1, 2017, and expiring on the Second Extended Term Expiration Date.  The first sentence of the second paragraph of Section 6.9.10 of the Original Lease shall not apply with respect to the Second Amendment TWC Additional Conduits.  During the Second Amendment TWC Additional Conduits Second Extended Term, the Second Amendment TWC Additional Conduits Rent shall be payable, regardless of whether any such Second Amendment TWC Additional Conduits are actually used by Tenant, in the amount of $12,666.94 per month for each Second Amendment TWC Additional Conduit, which monthly rent shall be (i) increased on each subsequent September 1st at the rate of 3% per annum on a cumulative, compounded basis, and (ii) payable in advance on or before the first (1st) day of each month during the Second Amendment TWC Additional Conduits Second Extended Term.

13.2                        Right to Terminate the Second Amendment TWC Conduits Second Extended Term. Tenant shall have the right to terminate the Second Amendment TWC Conduits Second Extended Term by delivery of at least sixty (60) days prior notice to Landlord, which termination shall be effective as of the date specified in such termination notice.  If Tenant so elects to terminate the Second Amendment TWC Conduits Second Extended Term, then (i) Tenant shall have no right to use the Second Amendment TWC Additional Conduits and no obligation to pay any monthly rent for the Second Amendment TWC Additional Conduits from and after the effective date of such termination, (ii) Tenant shall surrender the Second Amendment TWC Additional Conduits to Landlord on or prior to the effective date of such termination in accordance with Section 8.3 and Article 14 of the Original Lease, (iii) the Second Amendment TWC Additional Conduits shall be treated as Conduits under Article 14 of the Original Lease, (iv) Tenant shall remove prior to the effective date of such termination the horizontal portions of the Second Amendment TWC Conduits which connect into the Premises, and (v) Tenant shall have no obligation, and shall not be permitted, to remove any other portion of the Second TWC Additional Conduits upon such surrender or otherwise.

14.                               Seventh Amendment Conduits.

14.1                        Conduits 3036 and 3037.  During the period (the “3036/3037 Conduit Term”) commencing retroactively as of February 1, 2017, and expiring on the Second Extended Term Expiration Date, Tenant shall have the right to install, and, after installation, the exclusive right to use, two (2), four inch (4”) conduits (conduit Id Nos. 3036 and 3037) running from Suite 400 to Suite 2700, for the purposes of installing and maintaining therein telecommunications cabling and/or wiring (the “3036/3037 Conduits”).  The first sentence of the second paragraph of Section 6.9.10 of the Original Lease shall not apply with respect to the 3036/3037 Conduits, and during the 3036/3037 Conduit Term, Tenant shall pay to Landlord rent for the right to use each 3036/3037 Conduit (regardless of whether the applicable conduit is actually used by Tenant) in the amount of $3,750.00 per month for each 3036/3037 Conduit, which monthly rent shall be (i) increased as of February 1, 2018, and each February 1 thereafter at the rate of 3% per annum on a cumulative, compounded basis, and (ii) payable in advance on or before the first (1st) day of each month during the 3036/3037 Conduit Term.

14.2                        Conduits 3038 and 3039.

14.2.1              Term.  During the period (the “3038/3039 Conduit Term”) commencing retroactively as of October 1, 2017, and expiring on the Second Extended Term Expiration Date, Tenant shall have the right to install, and, after installation, the exclusive right to use, two (2), four inch (4”) conduits (conduit Id Nos. 3038 and 3039) running from Suite 1900 to Suite 2900 (Suite 2900 being leased by a third party tenant as of the Seventh Amendment Date), for the purposes of installing and maintaining therein telecommunications cabling and/or wiring (the “3038/3039 Conduits”).  The first sentence of the second paragraph of Section 6.9.10 of the Original Lease shall not apply with respect to the 3038/3039 Conduits, and during the 3038/3039 Conduit Term, Tenant shall pay to Landlord rent for the right to use each 3038/3039 Conduit (regardless of whether the applicable conduit is actually used by Tenant) in the amount of $1,875.00 per month for each 3038/3039 Conduit, which monthly rent shall be (i) increased as of October 1, 2018, and each October 1 thereafter at the rate of 3% per annum on a cumulative, compounded basis, and (ii) payable in advance on or before the first (1st) day of each month during the 3038/3039 Conduit Term.

14.2.2              Right to Terminate. Tenant shall have the right to terminate the 3038/3039 Conduit Term by delivery of at least sixty (60) days prior notice to Landlord, which termination shall be effective as of the date specified in such termination notice.  If Tenant so elects to terminate the 3038/3039 Conduit Term, then Tenant shall have no right to use the 3038/3039 Conduits and no obligation to pay any monthly rent for the 3038/3039 Conduits from and after the effective date of such termination.  Tenant shall, at its sole cost and expense, prior to effective date of such termination, remove the 3038/3039 Conduits and repair any damage to the Building caused by such removal, or, at Landlord’s option, cap the 3038/3039 Conduits and surrender the same to Landlord.  If Landlord elects for such conduits to be capped and surrendered, such surrender shall be without representation or warranty of any kind from Tenant with respect to such conduits.

14.3                        Conduits 3040 and 3041.  During the period (the “3040/3041 Conduit Term”) commencing on the Suite 1500 Commencement Date and expiring on the Second Extended Term Expiration Date, Tenant shall have the right to install, and, after installation, the exclusive right to use, two (2), four inch (4”) conduits (conduit Id Nos. 3040 and 3041) running from Suite 105 to Suite 400, for the purposes of installing and maintaining therein telecommunications cabling and/or wiring (the “3040/3041 Conduits”).  The first sentence of the second paragraph of Section 6.9.10 of the Original Lease shall not apply with respect to the 3040/3041 Conduits, and during the 3040/3041 Conduit Term, Tenant shall pay to Landlord rent for the right to use each 3040/3041 Conduit (regardless of whether the applicable conduit is actually used by Tenant) in the amount of $500.00 per month for each 3040/3041 Conduit, which monthly rent shall be (i) increased as of each anniversary of Suite 1500 Commencement Date at the rate of 3% per annum on a cumulative, compounded basis, and (ii) payable in advance on or before the first (1st) day of each month during the 3040/3041 Conduit Term.

14.4                        Eighth Floor Conduits.  During the period (the “Eighth Floor Conduit Term”) commencing on the June 1, 2018, and expiring on the Second Extended Term Expiration Date, Tenant shall have the right to install, and, after installation, the exclusive right to use the twenty-three (23) conduits more specifically described on Exhibit F running from Suite 825 in the Premises for the purposes of installing and maintaining therein telecommunications cabling and/or wiring (the “Eighth Floor Conduits”).  The first sentence of the second paragraph of Section 6.9.10 of the Original Lease shall not apply with respect to the Eighth Floor Conduits, and during the Eighth Floor Conduit Term, Tenant shall pay to Landlord rent for the right to use each Eighth Floor Conduit (regardless of whether the applicable conduit is actually used by Tenant) in the amount of $125 per month per floor penetration, which monthly rent shall be (i) increased on each anniversary of the Seventh Amendment Date by three percent (3%) per annum on a cumulative compounded basis, (ii) payable in advance on or before the first day of each calendar month, and (iii) capped at 20 floors per conduit run regardless of the actual number of floor penetrations for the applicable conduit run.

14.5                        General Terms.  The 3036/3037 Conduits, the 3038/3039 Conduits, the 3040/3041 Conduits and the Eighth Floor Conduits (collectively, the “Seventh Amendment Conduits”) and any wiring or cabling installed therein, shall be installed by Tenant at Tenant’s sole cost and expense in accordance with Section 6.9 and Article 8 of the Original Lease.  The Seventh Amendment Conduits shall be deemed to be part of the Supplemental Equipment and the area of the Building in which the Seventh Amendment Conduits are located shall be deemed to be part of the Supplemental Areas.  Except as otherwise provided in this Section 14, all of the terms of the Lease related to the Supplemental Equipment and Supplemental Areas shall apply with respect to the Seventh Amendment Conduits (including, without limitation, the applicable provisions of the Special Use Conditions set forth in Section 2.1 of the Summary in the Original Lease, and Section 6.9 of the Original Lease).  In addition, the Seventh Amendment Conduits shall be deemed Amendment Conduits for all purposes under Section 10.4 of the Fourth Amendment.

14.6                        Section 10.4.2 of the Fourth Amendment.  Effective as of the Seventh Amendment Date, Section 10.4.2 of the Fourth Amendment is amended and restated in its entirety to read as follows:

“If Tenant exercises a 2.2 Option, Tenant shall also have the right to extend through the expiration of the Lease Term (as extended by such 2.2 Option) any or all of the Amendment Conduit Terms with respect to any of the Amendment Conduits then leased by Tenant, in which event Section 2.2 of the Original Lease shall apply with respect to such applicable Amendment Conduits, except that (i) the First Amendment Additional Conduits Rent payable for the 19/27 Additional Conduits shall be $5,375.67 per month, as increased annually at a rate of 3% per annum on a cumulative, compounded basis upon each annual anniversary of the commencement date of the applicable Option Term; (ii) the monthly rent payable for each Amendment Conduit other than the 19/27 Additional Conduits shall be equal to the monthly rent payable by Tenant for such Amendment Conduit for the month immediately preceding the commencement date of the applicable Option Term, as increased annually at a rate of 3% per annum on a cumulative, compounded basis upon the commencement date of the applicable Option Term and each annual anniversary thereof; and (iii) if Tenant exercises a 2.2 Option for less than all of the Premises, then Tenant shall not have the right to extend the Amendment Conduit Terms for the Amendment Conduits which serve, originate at or end at any portion of the Premises with respect to which the subject 2.2 Option was not exercised.  No other monthly fees shall be payable for the Amendment Conduits leased by Tenant during the Option Term(s).  “Amendment Conduit Terms” means (a) the Additional Conduit Terms, (b) the Fourth Amendment Conduit Terms, (c) the 4/823 and 4/1010 Conduit Term, (d) the 4/27 Conduit Term, (e) the 4/805 Conduit Term, (f) the 4/105 Conduit Term, (g) the 4/1140 Conduit Term, (h) the 3036/3037 Conduit Term, (i) 3038/3039 Conduit Term, (j) the 3040/3041 Conduit Term, and (k) the Eighth Floor Conduit Term.”

15.                               Section 6.9.4 of Original Lease.  If Landlord grants Tenant, pursuant to Section 6.9.4 of the Original Lease, the right to use additional conduits to connect Suite 1500 to other locations within the Building, the charge for each such continuous conduit run (a “1500 Conduit Run Charge”) during the one year period commencing on the Suite 1500 Commencement Date shall be (i) $250 per month per floor penetration for a 4” conduit; (ii) $125 per month per floor penetration for a 2” conduit; and (iii) $62.50 per month per floor penetration for a 1” conduit.

Such rates shall increase on each anniversary of the Suite 1500 Commencement Date by three percent (3%) per annum on a cumulative compounded basis and 1500 Conduit Run Charges shall be payable in advance on or before the first day of each calendar month during the term of the applicable conduit(s).  Notwithstanding the above, (a)  monthly rates for 1500 Conduit Run Charges shall (1) be discounted by fifty percent (50%) for the first five (5) conduits installed by Tenant to connect Suite 1500 to other locations within the Building, and (2) be capped at 20 floors per conduit run regardless of the actual number of floor penetrations for the applicable conduit run; and (b) Tenant’s rights to install additional conduits to connect Suite 1500 to other locations in the Building shall be subject to availability of riser space, as determined by Landlord.

16.                               CASp.  For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp).  In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

In furtherance of and in connection with such notice, Landlord and Tenant hereby agree as follows (which constitute the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice):  (i) Tenant shall have the one-time right to make a request for and obtain a CASp inspection of the Premises (“Tenant CASp Inspection”); (ii) the Tenant CASp Inspection shall be conducted (a) during the Building Hours (as defined in the Original Lease), (b) only after 10 days’ prior written notice to Landlord, (c) by a CASp designated by Landlord and without any damage to the Premises or Project, and (d) at Tenant’s expense, including, without limitation, Tenant’s payment of the fee for the Tenant CASp Inspection, and the fee for any reports prepared by the CASp in connection with the Tenant CASp Inspection (collectively, the “CASp Reports”); (iii) Tenant shall deliver a copy of any CASp Reports to Landlord within 3 business days after Tenant’s receipt thereof; (iv) Tenant, at its expense, shall be responsible for making any improvements, alterations and/or repairs to or within the Premises (other than to the structural portions of the Building, except to the extent the structural modification is required as a result of Tenant’s operations in or improvements to the Premises) to correct violations of construction-related accessibility standards disclosed by the Tenant CASp Inspection as and to the extent required by Applicable Laws; and (v) if the Tenant CASp Inspection identifies any improvements, alterations and/or repairs necessary to correct violations of construction-related accessibility standards relating to (a) those items of the Project located outside the Premises and/or (b) any structural portions of the Building that are Landlord’s obligation to perform as set forth in the Lease (except to the extent structural modifications are required as a result of Tenant’s operations in or improvements to the Premises), then Landlord shall perform such work as and to the extent required by Applicable Laws, and, except as may be provided in the next paragraph of this Section 16, Tenant shall reimburse Landlord for the cost of such work within 30 days after Tenant’s receipt of Landlord’s invoice therefor.

The parties hereby agree that if a CASp inspection is required to be obtained by Tenant by (1) a court order in a legal action initiated against Tenant or (2) a notice from a governmental authority, then (x) clause (i) and, to the extent in conflict which such court order or notice, clause (ii) of the immediately preceding paragraph shall not apply to such inspection, and (y) Tenant’s reimbursement obligations set forth in clause (v) of the immediately preceding paragraph shall not apply, it being agreed that payment of costs for any work required by such inspection shall be governed by the provisions of the Lease applicable to compliance of the Premises and the Project with Applicable Laws.

17.                               Representations.

17.1                        Tenant represents and warrants to Landlord that, as of the Seventh Amendment Date:  (i) Tenant is duly formed, validly existing and in good standing under the laws of the state of its organization; (ii) Tenant is authorized to do business as a foreign entity in the state in which the Premises is located; (iii) Tenant owns and holds the entire leasehold interest of the tenant under the Lease; (iv) Tenant has not assigned or encumbered its interest in the Lease or any part thereof; and (v) to Tenant’s knowledge, Landlord is not in default of any of its obligations under the Existing Lease.

17.2                        Landlord represents and warrants to Tenant that as of the Seventh Amendment Date (i) Landlord is duly formed, validly existing in good standing under the laws of the state of its organization; (ii) Landlord is authorized to do business as a foreign entity in the state in which the Premises is located; and (iii) to Landlord’s knowledge, Tenant is not in default of any of its obligations under the Existing Lease.

18.                               Brokers.  Landlord represents and warrants to Tenant that (i) it has had no dealings with any real estate broker or agent in connection with the negotiation and execution of this Amendment other than Hines Holdings, Inc. and Cushman & Wakefield of California Inc. (together, “Landlord’s Brokers”), whose commissions, if any, shall be paid by Landlord pursuant to a separate agreement between Landlord and each of Landlord’s Brokers); and (ii) it knows of no other real estate broker or agent who is entitled to a commission as a result of the representation of Landlord in connection with this Amendment.  Tenant represents and warrants to Landlord that (a) it has had no dealings with any real estate broker or agent in connection with the negotiation and execution of this Amendment, and (b) it knows of no real estate broker or agent who is entitled to a commission as a result of the representation of Tenant in connection with this Amendment.  Each of Landlord and Tenant agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments and costs and expenses (including reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the breach by the indemnifying party of any of such indemnifying party’s representations, warranties and/or covenants set forth above in this Section.

19.                               No Further Modification.  Except as set forth in this Amendment, all of the terms and provisions of the Existing Lease shall remain unmodified and in full force and effect.

20.                               Counterparts and Electronic Signatures.  This Amendment may be executed in multiple counterparts, each of which is to be deemed original for all purposes, but all of which together shall constitute one and the same instrument.  Signatures to this Amendment transmitted by facsimile or via electronic mail (by pdf or similar file types) shall be valid and effective to bind the party so signing.

21.                               Interpretation; Construction.  Landlord and Tenant have jointly prepared this Amendment, each with access to counsel, and (i) none of the provisions hereof shall be construed against one party on the ground that such party is the author of this Amendment or any part hereof; and (ii) the usual rule of contract construction that resolves ambiguities against the drafter shall not apply.  All defined terms have the meanings given them for all purposes, and such meanings are equally applicable to both the singular and plural forms of the terms defined.  Any agreement, instrument or law defined or referred to herein (a) means such agreement or instrument or law as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of law) by succession of comparable successor laws; and (b) includes (in the case of agreements or instruments) all attachments thereto and instruments incorporated therein. The words “including” and “includes” and terms of similar import shall be deemed to mean “including, without limitation”.  The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder,” and any similar terms, refer to this Amendment.  Article, Section, exhibit, schedule and addendum headings in and any table of contents and index of defined terms are solely for convenience and do not constitute a part, and shall not affect the meaning, construction or effect, of this Amendment.  Capitalized words used as defined terms are used solely for convenience and such words do not affect the definitions assigned to them.  Except to the extent specified to the contrary in this Amendment, references to Articles, Sections, Exhibits, schedules and addenda are to the Articles, Sections, Exhibits, Schedules and Addenda of this Amendment and all such Exhibits, Schedules and Addenda attached to this Amendment are incorporated herein and made a part hereof.  If there is any conflict between such attached Exhibits, Schedules or Addenda and the terms of this Amendment, the terms of this Amendment shall control.

SIGNATURE PAGE CONTINUED ON NEXT PAGE

IN WITNESS WHEREOF, this Amendment has been executed by each of the parties as of the day and year written immediately below their respective signatures to be effective as of the Seventh Amendment Date.

LANDLORD

GI TC ONE WILSHIRE, LLC,
a Delaware limited liability company

By:	/s/ Tony Lin
Print Name:	Tony Lin
Its:	Authorized Person

Date:	June 23, 2018

TENANT

CORESITE ONE WILSHIRE, L.L.C., a Delaware limited liability company

By:	/s/ Paul Szurek
Print Name:	Paul Szurek
Its:	President and Chief Executive Officer

Date:	June 29, 2018

EXHIBIT A

DEPICTION OF LOCATION OF SUITE 1500

Exhibit A - 1

EXHIBIT A-1

DEPICTION OF ASBESTOS REMEDIATION WORK AREAS

Exhibit A-1 - 1

EXHIBIT A-2

DEPICTION OF CORRIDOR EXTENSION WORK AREAS

Exhibit A-2 - 1

EXHIBIT A-3

DEPICTION OF 15TH FLOOR STRUCTURAL WORK AREAS

Exhibit A-3 - 1

EXHIBIT B

Part 1 — Supplemental Generators Specifications

Three (3) Caterpillar Gen Sets, Model No. C175, Stationary Emergency, EPA certified, Diesel Standby 3,100 Kilowatts, 3,875 KVA, 4,160 Volts, with acoustical enclosure, and sound attenuating enclosures arranged in an N+1 configuration, and related connection and distribution equipment, cabling and wiring therefor.

Part 2 — Condenser Water System Specifications

A condenser water system having at least one thousand one hundred (1,100) tons of cooling capacity and which shall at all times, except during maintenance operations, be arranged in a 2N redundant distribution configuration, be operated in a 2N configuration, and have a minimum of N+1 active component redundancy backed up by stand-by generator power.  The system shall operate within the following parameters:

(a)                                 A minimum pressure of 15 psi measured at the 8 inch branch connection point to Landlord’s main condenser water riser on the 15th floor;

(b)                                 Condenser water temperature shall be between 67 degrees Fahrenheit and 92 degrees Fahrenheit;

(c)                                  Flow rate adequate to support the actual cooling load requirements up to a maximum of 1,100 gallons per minute;

(d)                                 All connections of the condenser water system to Suite 1500 shall be a minimum of 8 inches in diameter; and

(e)                                  Industry standard system chemistry shall be maintained at all times.

Part 3 — Power Connection Components Specifications

Located in Suite 1610 will be Distribution Switchgear A-MV and Switchgear B-MV which are each rated at 1200 amperes/4160 volts.  A-MV will be fed from MV Transfer switchgear CPDS-A via a breaker, conduit and wiring.  B-MV will be fed from MV Transfer switchgear CPDS-B via a breaker, conduit and wiring.  Both CPDS-A and CPDS-B are each rated at 2000 amperes/4160 volts and are located in the fourth floor main electrical room at the Building.

Exhibit B - 1

EXHIBIT C

ONE WILSHIRE

SWANSON RINK

4.16kV DISTRIBUTION
FOR 15/16TH FLOOR
TENANT SCOPE
2018-04-09

Exhibit C - 1

EXHIBIT D

MECHANICAL FLOW DIAGRAM - TIER III CONDENSER WATER LOOP
05-07-2018

SWANSON RINK

ONE WILSHIRE

FLOOR 29
FLOOR 28
TYPICAL FLOORS 12-16
NOTE: 16TH FLOOR HAS 8" BRANCH PIPES
TYPICAL FLOORS 9-11
TYPICAL FLOORS 3-8
CONNECTION LOCATION FOR POTENTIAL FUTURE COOLING TOWERS
FC-1 1,100 tons
FC-2 1,100 tons
FC-3 1,100 tons
FC-4 1,100 tons
FC-5 1,100 tons
P-1
P-2
P-3
P-4
P-5
RISER A
RISER B
LEGEND
CYAN: CONDENSER WATER RETURN
BLUE: CONDENSER WATER SUPPLY
PINK: FUTURE

Exhibit D - 1

EXHIBIT E

SUITE 1610 POWER ROOM

Exhibit E - 1

EXHIBIT F

EIGHTH FLOOR CONDUITS

Description	Conduit No.	Quantity	Origination	Destination	Floors Penetrated
4 inch conduits via North Air Shaft	3055	1	Suite 825	P-1 Level	8
4 inch conduits via South Air Shaft	3065	1	Suite 825	P-1 Level	8
4 inch conduits via North Air Shaft	3056, 3057	2	Suite 825	4th Floor	4
4 inch conduits via South Air Shaft	3066, 3067	2	Suite 825	4th Floor	4
4 inch conduits via South Air Shaft	3064	1	Suite 825	7th Floor	1
4 inch conduits via South Air Shaft	3068, 3069	2	Suite 825	8th Floor	0
4 inch conduits via North Air Shaft	3058	1	Suite 825	10th Floor	2
4 inch conduits via South Air Shaft	3070	1	Suite 825	10th Floor	2
4 inch conduits via North Air Shaft	3059, 3060	2	Suite 825	11th Floor	3
4 inch conduits via South Air Shaft	3071, 3072	2	Suite 825	11th Floor	3
4 inch conduits via North Air Shaft	3077	1	Suite 825	15th Floor	7
4 inch conduits via South Air Shaft	3078	1	Suite 825	15th Floor	7
4 inch conduits via North Air Shaft	3061	1	Suite 825	19th Floor	11
4 inch conduits via South Air Shaft	3073	1	Suite 825	19th Floor	11
4 inch conduits via North Air Shaft	3062	1	Suite 825	27th Floor	19
4 inch conduits via South Air Shaft	3074	1	Suite 825	27th Floor	19
4 inch conduits via North Air Shaft	3063	1	Suite 825	28th Floor	20
4 inch conduits via South Air Shaft	3075	1	Suite 825	28th Floor	20

Exhibit F-1

EXHIBIT G

STRUCTURAL WORK

Exhibit G - 1

SCHEDULE 1

CERTAIN DEFINED TERMS

The following capitalized terms have the following meanings. Where any capitalized term is identified as being defined in the Original Lease, such definition shall be as amended by any amendment to the Original Lease.

“4/27 Conduits” has the meaning given in Section 4.2.2 of the Fifth Amendment.

“4/27 Conduit Term” has the meaning given in Section 4.2.2 of the Fifth Amendment.

“4/105 Conduits” has the meaning given in Section 3.1 of the Sixth Amendment.

“4/105 Conduit Term” has the meaning given in Section 3.1 of the Sixth Amendment.

“4/805 Conduits” has the meaning given in Section 4.2.3 of the Fifth Amendment.

“4/805 Conduit Term” has the meaning given in Section 4.2.3 of the Fifth Amendment.

“4/823 and 4/1010 Conduits” has the meaning given in Section 4.2.1 of the Fifth Amendment.

“4/823 and 4/1010 Conduit Term” has the meaning given in Section 4.2.1 of the Fifth Amendment.

“4/1140 Conduits” has the meaning given in Section 3.2 of the Sixth Amendment.

“4/1140 Conduit Term” has the meaning given in Section 3.2 of the Sixth Amendment.

“Additional Conduit Terms” has the meaning given in Section 10.2.1 of the Fourth Amendment.

“Adjustment Date” has the meaning given in Section 3.2 of the Original Lease.

“Applicable Laws” has the meaning given in Section 7.1 of the Original Lease.

“Asbestos Remediation Work” means all work required to cause the 15th floor to be in compliance with all Applicable Laws regarding asbestos and asbestos containing materials as of the Suite 1500 Delivery Date, which work is contemplated to include at least those location(s) illustrated in Exhibit A-1.

“Base Electrical Systems” has the meaning given in Section 11.1.1 of the Fourth Amendment.

“Building Systems” has the meaning given in Section 7.1 of the Original Lease.

“Claims” has the meaning given in Section 9.1.1 of the Original Lease.

“Comparable Buildings” has the meaning given in Section 1.4 of the Original Lease.

Schedule 1 - 1

“Corridor Extension Work” means the work in the common area on the northwest side of the 15th floor of the Building to cause the corridor illustrated in Exhibit A-2 to be extended as required to provide access to the common area restrooms illustrated in Exhibit A-2.

“Default” has the meaning given in Section 18.1 of the Original Lease.

“Direct Expenses” has the meaning given in Section 4.2.2 of the Original Lease.

“First Amendment Additional Conduits” means the 4/7 Additional Conduits, the 2/4 Additional Conduits and the 19/27 Additional Conduits, as may be further defined in Section 2.1 of the First Amendment.

“First Amendment Additional Conduits Term” means the applicable term with respect to the 4/7 Additional Conduits, the 2/4 Additional Conduits and the 19/27 Additional Conduits, as may be further defined in Section 2.1 of the First Amendment.

“Fifth Amendment Conduits” means the 4/27 Conduit, the 4/805 Conduit, and the 4/823 and 4/1010 Conduits, as may be further defined in Section 4.2.3 of the Fifth Amendment.

“Force Majeure Events” has the meaning given in Section 11.1.9 of the Fourth Amendment.

“Fourth Amendment Conduit Term” has the meaning given in Section 10.3.1 of the Fourth Amendment.

“Fourth Amendment Conduits” means the 3014 Conduit, the 3015 Conduit and the 3016 Conduit, as may be further defined in Section 10.3.1 of the Fourth Amendment and.

“Identified Portion” has the meaning given in Section 2.2.1 of the Original Lease.

“Landlord Parties” has the meaning given in Section 9.1.1 of the Original Lease.

“Lease Term” has the meaning given in Section 1.2.2 of the Fourth Amendment.

“Notice” has the meaning given in Section 24.7 of the Original Lease.

“Premises” has the meaning given in Section 1.2.1 of the Fourth Amendment.

“Second Amendment CS Additional Conduits Term” has the meaning given in Section 2.1 of the Second Amendment.

“Second Amendment CS Additional Conduits” is defined in Section 2.1 of the Second Amendment and means the Building conduits identified as numbers 2900 and 2838.

“Second Amendment TWC Additional Conduits Term” has the meaning given in Section 3.1 of the Second Amendment and has been extended by the TWC Conduits Extended Term under and as defined in Section 10.1 of the Fourth Amendment.

“Second Amendment TWC Additional Conduits” has the meaning given in Section 3.1 of the Second

Schedule 1 - 2

Amendment and means the Building conduits identified as numbers 2840 and 2841.

“Second Amendment TWC Additional Conduits Rent” has the meaning given in Section 3.2 of the Second Amendment, as amended by Section 10.1 of the Fourth Amendment

“Sixth Amendment Conduits” means the 4/105 Conduits and the 4/1140 Conduits, as may be further defined in Section 3.3 of the Sixth Amendment.

“Storage Space” has the meaning given in Section 6 of the Summary of Basic Lease Information of the Original Lease.

“Structural Work” means all structural reinforcement work in the Building required to support Tenant’s two unit substations in the Suite 1610 Power Room as depicted on Exhibit G, including installation of two structural elements, each measuring approximately 6 to 8 inches tall and 25 feet long with approximately 1.5 inches of fireproof coating, connected to the existing structural beam beneath the Suite 1610 Power Room, and resulting in a “clear height” in the affected area on the 15th floor illustrated in Exhibit A-3 being reduced by approximately 7.5 inches but not more than 9.5 inches.

“Substantial Completion” means that the applicable work has been completed in all material respects, other than minor punch list items that do not prevent the intended use of such work, in accordance with Applicable Laws.

“Supplemental Area” has the meaning given in Section 6.9.10 of the Original Lease.

“Supplemental Equipment” has the meaning given in Section 6.9.10 of the Original Lease.

“Tenant Parties” has the meaning given in Section 9.1.1 of the Original Lease.

“Third Amendment CS Conduit” has the meaning given in Section 2.1 of the Third Amendment.

“Third Amendment CS Conduit Term” has the meaning given in Section 2.1 of the Third Amendment.

Schedule 1 - 3

SCHEDULE 2

AMENDMENT CONDUIT SCHEDULE

Conduit Name	Quantity	Conduit No.	Run	Rent and Escalation
First Amendment Additional Conduits
4/7 Additional Conduits	2	3000, 3001	4th to 7th	Section 10.2.2 of the Fourth Amendment
2/4 Additional Conduits	4	3002, 3003, 3004, 3005	2nd to 4th	Section 10.2.2 of the Fourth Amendment
19/27 Additional Conduits	2	3008, 3009	19th to 27th	Section 10.2.2 of the Fourth Amendment

Second Amendment CS Additional Conduits
Conduit #2838	1	2838	P-1 to 1st	Section 10.2.2 of the Fourth Amendment.
Conduit #2900	1	2900	4th to 27th	Section 10.2.2 of the Fourth Amendment.

Second Amendment TWC Additional Conduits
Conduit #2840	1	2840	P-1 to 27th	Section 13.1 of the Seventh Amendment
Conduit #2841	1	2841	P-1 to 27th	Section 13.1 of the Seventh Amendment

Third Amendment CS Conduit	1	3076	ground floor loading dock to 4th floor MMR	Section 10.2.2 of the Fourth Amendment

Fourth Amendment Conduits
3014 Conduit	1	3014	4th to 7th	Section 10.3.2 of the Fourth Amendment
3015 Conduit	1	3015	4th to 18th	Section 10.3.2 of the Fourth Amendment
3016 Conduit	1	3016	4th to 28th	Section 10.3.2 of the Fourth Amendment

Fifth Amendment Conduits
4/823 and 4/1010 Conduits	1	3023	4th to Suite 823	Section 4.2.1 of the Fifth Amendment.
	1	one inch innerduct	4th to Suite 1010
4/27 Additional Conduits	2	3021, 3022	4th to 27th	Section 4.2.2 of the Fifth Amendment.
4/805 Conduits	1	3024	4th to Suite 805	Section 4.2.3 of the Fifth Amendment.

Schedule 2 - 1

Conduit Name	Quantity	Conduit No.	Run	Rent and Escalation
Sixth Amendment Conduits
4/105 Conduits	2	3030, 3031	4th to Suite 105	Section 3.1 of the Sixth Amendment
4/1140 Conduits	4	3032 to 3035 inclusive	4th to Suite 1140	Section 3.2 of the Sixth Amendment

Seventh Amendment Conduits
3036/3037 Conduits	2	3036, 3037	Suite 400 to Suite 2700	Section 14.1 of the Seventh Amendment
3038/3039 Conduits	2	3038, 3039	Suite 1900 to Suite 2900	Section 14.2 of the Seventh Amendment
3040/3041 Conduits	2	3040, 3041	Suite 105 to Suite 400	Section 14.3 of the Seventh Amendment

Eighth Floor Conduits	23	3055 to 3078, exclusive of 3076	see Exhibit F to Seventh Amendment	Section 14.4 of the Seventh Amendment

Schedule 2 - 2

INDEX OF DEFINED TERMS

1500 Conduit Run Charge	20
3036/3037 Conduit Term	18
3036/3037 Conduits	18
3038/3039 Conduit Term	18
3038/3039 Conduits	18
3040/3041 Conduit Term	19
3040/3041 Conduits	19
4/105 Conduit Term	Schedule 1
4/105 Conduits	Schedule 1
4/1140 Conduit Term	Schedule 1
4/1140 Conduits	Schedule 1
4/27 Conduit Term	Schedule 1
4/27 Conduits	Schedule 1
4/805 Conduit Term	Schedule 1
4/805 Conduits	Schedule 1
4/823 and 4/1010 Conduit Term	Schedule 1
4/823 and 4/1010 Conduits	Schedule 1
Actual Tenant’s Suite 1500 Share	16
Additional Conduit Terms	Schedule 1
Adjustment Date	Schedule 1
Amendment	1
Amortization Interest Rate	12
Applicable Laws	Schedule 1
Asbestos Remediation Work	Schedule 1
Base Electrical Systems	Schedule 1
Building	1
Building Systems	Schedule 1
CASp Reports	21
Claims	Schedule 1
Comparable Buildings	Schedule 1
Comparable Expense Practices	13
Condenser Water System	9
Condenser Water System Cost Saving Capital Items	13
Condenser Water System Expenses	12
Corridor Extension Work	Schedule 1
Default	Schedule 1
Direct Expenses	Schedule 1
Eighth Floor Conduit Term	19
Eighth Floor Conduits	19
Estimated SGE And CWSE Pass-Throughs	16
Estimated SGE And CWSE Statement	16
Existing Amendment Conduit Terms	2
Existing Amendment Conduits	1
Existing Lease	1
Existing Premises	1
Fifth Amendment	1
Fifth Amendment Conduits	Schedule 1
First Amendment	1
First Amendment Additional Conduits	Schedule 1
First Amendment Additional Conduits Term	Schedule 1
Force Majeure Events	Schedule 1
Fourth Amendment	1
Fourth Amendment Conduit Term	Schedule 1
Fourth Amendment Conduits	Schedule 1
Hines	1
Identified Portion	Schedule 1
including	23
Increase in Capacity	8
July 2017 ROFO Notice	2
Landlord	1
Landlord CW Curative Action	11
Landlord Parties	Schedule 1
Landlord’s Brokers	22
Lease Term	Schedule 1
Maximum Allocation of Suite 1500 Cooling Capacity	9
Maximum Allocation of Suite 1500 Power	7
Notice	Schedule 1
Original Lease	1
P&C Outside Date	12
Power and Cooling Work	11
Power and Cooling Work Substantial Completion	11
Power Connection Components	6
Power Demarcation Point	6
Premises	Schedule 1
Second Amendment	1
Second Amendment CS Additional Conduits	Schedule 1
Second Amendment CS Additional Conduits Term	Schedule 1
Second Amendment TWC Additional Conduits	Schedule 1
Second Amendment TWC Additional Conduits Rent	Schedule 1
Second Amendment TWC Additional Conduits Second Extended Term	17

Schedule 1-1

Second Amendment TWC Additional Conduits Term	Schedule 1
Second Extended Term	2
Second Extended Term Commencement Date	2
Second Extended Term Expiration Date	2
Seventh Amendment Conduits	19
Seventh Amendment Date	1
SGE And CWSE Statement	16
Sixth Amendment	1
Sixth Amendment Conduits	Schedule 1
Storage Space	Schedule 1
Structural Work	Schedule 1
Substantial Completion	Schedule 1
Suite 1500	2
Suite 1500 Backup Power	5
Suite 1500 Commencement Date	4
Suite 1500 Condenser Water	9
Suite 1500 Connection Allowance	6
Suite 1500 CRAC Units	10
Suite 1500 CW Over-Load Condition	10
Suite 1500 Delivery Date	3
Suite 1500 Expense Year	14
Suite 1500 Primary Power	5
Suite 1500 Primary Power and Supplemental Generator Connection	6
Suite 1500 Primary Power and Supplemental Generator Connection Alteration Work	7
Suite 1500 Term	4
Suite 1500 Work	3
Suite 1610 Power Room	6
Supplemental Area	Schedule 1
Supplemental Equipment	Schedule 1
Supplemental Generators	5
Supplemental Generators Cost Saving Capital Items	14
Supplemental Generators Expenses	14
Target Power and Cooling Work Completion Date	11
Tenant	1
Tenant CASp Inspection	21
Tenant Delay	11
Tenant Parties	Schedule 1
Tenant Suite 1500 Condenser Water Action	11
Tenant’s Suite 1500 Share of Condenser Water System Expenses	15
Tenant’s Suite 1500 Share of Supplemental Generators Expenses	15
Third Amendment	1
Third Amendment CS Conduit	Schedule 1
Third Amendment CS Conduit Term	Schedule 1

Index of Defined Terms